Exhibit 1
AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D/A

Dated June 6, 2013

The undersigned acknowledge and agree that the foregoing Schedule 13D/A is filed on behalf of each of the undersigned and that all subsequent amendments thereto  shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

ABAX LOTUS LTD.

By:	/s/ Xiang Dong Yang
Name:	Xiang Dong Yang
Title:	Director

ABAX NAI XIN LTD.

By:	/s/ Xiang Dong Yang
Name:	Xiang Dong Yang
Title:	Director

ABAX GLOBAL OPPORTUNITIES FUND

By:	/s/ Xiang Dong Yang
Name:	Xiang Dong Yang
Title:	Director

ABAX ARHAT FUND
By:	/s/ Xiang Dong Yang
Name:	Xiang Dong Yang
Title:	Director

ABAX UPLAND FUND, LLC

By:	ABAX CLAREMONT LTD. in its capacity as Managing Member

By:	/s/ Xiang Dong Yang
Name:	Xiang Dong Yang
Title:	Director

ABAX CLAREMONT LTD.

By:	/s/ Xiang Dong Yang
Name:	Xiang Dong Yang
Title:	Director

ABAX GLOBAL CAPITAL

By:	/s/ Xiang Dong Yang
Name:	Xiang Dong Yang
Title:	Director

ABAX GLOBAL CAPITAL (HONG KONG) LIMITED

By:	/s/ Xiang Dong Yang
Name:	Xiang Dong Yang
Title:	Director

XIANG DONG YANG

/s/ Xiang Dong Yang
Name:	Xiang Dong Yang